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               THIRTY-FIRST SUPPLEMENTAL INDENTURE


                  Dated as of November 4, 1999


       (Supplemental to Indenture Dated as of March 15, 1946)



                   SOUTHERN UNION COMPANY
  (successor to PG Energy, Inc., formerly Pennsylvania Gas and
                        Water Company)

                              TO

               U.S. BANK TRUST, NATIONAL ASSOCIATION
    (Formerly, First Trust of New York, National Association)

                            Trustee



   THIRTY-FIRST SUPPLEMENTAL INDENTURE, dated as of the 4th day of November, 1999, made by and between SOUTHERN UNION COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), that on November 4, 1999, acquired PG ENERGY INC. (formerly Pennsylvania Gas and Water Company), a cor-poration organized and existing under the laws of the Common-wealth of Pennsylvania ("PG Energy") pursuant to an Agreement of Merger, dated June 7, 1999, with Pennsylvania Enterprises, Inc., the parent company of PG Energy ("Parent"), whereby Parent was merged with and into the Company and PG Energy was then merged into the Company, with the Company as the surviving corporation and successor to PG Energy (the "Merger"), and U.S. BANK TRUST, NATIONAL ASSOCIATION (formerly, First Trust of New York, National Association), a national banking association organized and existing under the laws of the United States, and having its principal place of business at 100 Wall Street, Suite 1600, in The City of New York, New York, as Trustee (hereinafter sometimes called the "Trustee").

   WHEREAS, PG Energy executed and delivered its Indenture (here-inafter called the "Original Indenture"), dated as of March 15, 1946, to Morgan Guaranty Trust Company of New York ("Morgan") (formerly Guaranty Trust Company of New York), to secure its First Mortgage Bonds and executed and delivered thirty indentures supplemental thereto, dated respectively as of February 15, 1951; as of September 15, 1951; as of January 15, 1952; as of March 15, 1952; as of June 15, 1952; as of December 1, 1954; as of
April 15, 1956; as of November 15, 1956; as of March 15, 1957; as of September 1, 1958; as of April 15, 1959; as of July 15, 1960; as of October 31, 1961; as of December 15, 1961; as of December 15, 1963; as of June 15, 1966; as of October 15, 1967; as of May 1, 1970; as of June 1, 1972; as of March 1, 1976; as of December 1, 1976; as of August 15, 1989; as of August 15, 1989; as of September 1, 1991; as of September 1, 1992; as of December 1, 1992; as of December 1, 1992; as of December 1, 1993; as of November 1, 1994 and December 1, 1995 (the Original Inden-ture as heretofore supplemented and to be supplemented by this Thirty-First Supplemental Indenture, and as the same may be further supplemented by additional indentures supplemental there-to, being hereinafter collectively called the "Indenture"); and

   WHEREAS, PG Energy, Morgan and the Trustee executed and delivered the Resignation, Successor Appointment and Acceptance Agreement dated as of September 2, 1994, pursuant to which the Trustee became successor trustee under the Original Indenture; and

   WHEREAS, PG Energy, at November 4, 1999 (i) had retired all of the original issue of $24,500,000 principal amount of bonds of a series designated First Mortgage Bonds 2 7/8% Series due 1976 (hereinafter called "bonds of the First Series"), all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 3 1/2% Series due 1982, all of the original issue of $1,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 7/8% Series due 1987, all of the original issue of $2,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 3/4% Series due 1983, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds
5 1/2% Series due 1985, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5% Series due 1986, all of the original issue of $5,000,000 principal amount of bonds of a Series designated First Mortgage Bonds 4 5/8% Series due 1988, all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5 7/8% Series due 1991, all of the original issue of $15,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9% Series due 1991, all of the original issue of $10,000,000 principal amount of bonds of a series desig-nated First Mortgage Bonds 6 7/8% Series due 1992, all of the original issue of $12,000,000 principal amount of bonds of a series designated First Mortgage Bonds 10% Series due 1995, all of the original issue of $20,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9 1/4% Series due 1996, all of the original issue of $7,000,000 principal amount of bonds of a series designated First Mortgage Bonds 8% Series due 1997, all of the original issue of $50,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9.57% Series due 1996, all of the original issue of $10,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9.23% Series due 1999, all of the original issue of $50,000,000 princi-pal amount of bonds of a series designated First Mortgage Bonds 7.20% Series due 2017, all of the original issue of $30,000,000 principal amount of bonds of a series designated First Mortgage Bonds 7.125% Series due 2022, all of the original amount of $19,000,000 principal amount of bonds of a series designated First Mortgage Bonds 6.05% Series due 2019, and all of the original amount of $30,000,000 principal amount of bonds of a series designated First Mortgage Bonds 7% Series due 2017; and
(ii) had outstanding and secured by the Original Indenture, as so supplemented to the date hereof, $15,000,000 (of an original issue of $15,000,000) principal amount of bonds of a series designated First Mortgage Bonds 9.34% Series due 2019, and $30,000,000 (of an original issue of $30,000,000) principal amount of bonds of a series designated First Mortgage Bonds 8.375% Series due 2002; and

   WHEREAS, Section 12.02 of the Original Indenture provides, that in case PG Energy, pursuant to Section 12.01 of the Original Indenture, shall merge into any other corporation, the corpora-tion into, which PG Energy is merged shall cause a supplemental indenture to be recorded with the Trustee, satisfactory to the Trustee, whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal and interest of the bonds issued under the Indenture in accordance with the provisions of said bonds and coupons and the indenture, and shall agree to perform and fulfill all the covenants and conditions of the Indenture binding upon PG Energy; and shall succeed to and be substituted for PG Energy, with the same effect as if it had been named therein as the mortgagor company; and

   WHEREAS, Section 12.03 of the Original Indenture provides, that in case PG Energy, pursuant to Section 12.01 of the Original Indenture, shall merge into any other corporation, neither the Indenture nor any supplemental indenture executed pursuant to
Section 12.02 shall become and be a lien upon any of the properties or franchises of the successor corporation, with the exceptions specifically set forth in Section 12.03 in regard to changes to the previously mortgaged property of PG Energy; and

   WHEREAS, Section 14.01 of the Original Indenture provides, among other things, that the Company, as successor Company to PG Energy, when authorized by a resolution of its Board of Directors, and the Trustee from time to time may enter into an indenture or indentures supplemental thereto and which thereafter shall form a part thereof, for among other things, the purposes set forth in Sections 14.01(f),(h) and (k) of the Indenture, provided that such modifications have been approved in accordance with Article 15 of the Original Indenture by the holders of bonds issued and outstanding under the Indenture; and

   WHEREAS, Section 14.02 of the Original Indenture provides that the Trustee is authorized to join with the Company, as successor
Company to PG Energy, in the execution of any such supplemental indenture and

   WHEREAS, all requirements of law and of the restated articles of incorporation, as amended, and by-laws of the Company, including all requisite action on the part of its directors and officers, relating to the execution of this Thirty-First Supple-mental Indenture have been complied with and observed, all approvals of holders of bonds issued and outstanding under the Indenture required pursuant to Article 15 of the Original Inden-ture in connection with this Thirty-First Supplemental Indenture have been obtained, and all things necessary to make this Thirty-First Supplemental Indenture a valid and legally binding instru-ment in accordance with its terms for the security of all bonds from time to time issued under the Indenture have happened, been done and been performed;

   NOW THEREFORE, THIS THIRTY-FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

                            ARTICLE I.
                          MISCELLANEOUS

   (S) 1.01   Pursuant to Section 12.02 of the Indenture, the
Company agrees that as of the date of the Merger, it assumes and agrees to pay, duly and punctually, the principal and interest of the bonds issued under the Indenture in accordance with the pro-visions of said bonds and coupons and the Indenture, and agrees to perform and fulfill all the covenants and conditions of the Indenture binding upon PG Energy; and succeeds to and is substi-tuted for PG Energy, with the same effect as if it had been named as the mortgagor company. Pursuant to Section 12.03 of the Indenture, neither the Indenture nor the Thirty-First Supplemen-tal Indenture shall become and be a lien upon any of the properties or franchises of the Company as the successor company to PG Energy, other than the exceptions specifically set forth in
Section 12.03 with regard to changes to the previously mortgaged property of PG Energy.

   (S) 1.02 Section 4.10 of the Indenture is hereby deleted in its entirety.

   (S) 1.03 Section 4.11 of the indenture is hereby amended by deleting all of the words that follow the phrase "or bonds of the 7% Series due 2017 shall be outstanding," and substituting the following words:

   "the Company will not (and with respect to clause (ii) will not permit any Subsidiary to) directly or indirectly (i) declare or pay any dividend on or make any distribution to the holders of, any shares of its Capital Stock (other than dividends and distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire in Capital Stock (other than Redeemable Stock)) or (ii) purchase, redeem or otherwise acquire or retire for consideration any shares of the Company's Capital Stock (each of the foregoing being referred to herein as a "Restricted Payment") unless, at the time of and after giving effect to such Restricted Payment, (1) no Default or Event of Default shall have occurred and be continuing and (2) the aggregate amount of all such Restricted Payments at the time of such Restricted Payment does not exceed the sum of (A) 50% of the cumulative consolidated net income, determined in accordance with generally accepted accounting principles, of the Company from January 31, 1994 through the last day (the "Cut-Off Date") of the second fiscal quarter during which the Company's Equity to Funded Indebtedness Ratio exceeded 0.73 to 1 (or, if such consolidated net income is a loss during such period, minus 100% of such loss) (B) 100% of the cumulative consolidated net income of the Company after the Cut-Off Date (or, if such consolidated net income is a loss during such period, minus 100% of such loss), plus (B) the aggregate net proceeds to the Company from sales of its Capital Stock, (other than Redeemable Stock and Capital Stock sold to a subsidiary) after January 31, 1994. This covenant will cease to be applicable to the bonds if and to the extent this covenant is no longer applicable to the Company's 7.60% Senior Notes due 2024, whether by way of defeasance, amendment or discharge.

   'Capital Stock' means any and all shares, interests, partici-pation, or other equivalents (however designated) whether now outstanding or issued after the date of this Indenture.

   'Equity to Funded Indebtedness Ratio' means the ratio of the Company's total common stockholders' equity to the Company's consolidated Funded Indebtedness.

   'Funded Indebtedness' means indebtedness that matures more than one year from the date of determination.

   'Redeemable Stock' means any class or series of Capital Stock that by its terms or otherwise is required to be redeemed prior to the stated maturity of the securities or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the securities."

   (S) 1.04 Section 4.16 of the Indenture is deleted in its entirety.

   (S) 1.05 Section 4.21 of the Indenture is deleted in its entirety.

   (S) 1.06 Section 4.22 of the Indenture is amended to add the following language at the end of that section:

   "Notwithstanding anything contained with subdivision (i) of
   Section 1.03, any certificate or supporting data delivered to the Trustee pursuant to this Section 4.22 may be provided by officers of the Company and not independent accountants or engineers as defined in this Indenture."

   (S) 1.07 A new section, Section 4.24, shall be added to the Indenture which shall read as follows:

   "The Company covenants and agrees that it shall not, so long as any of the First Mortgage Bonds 8.375% Series due 2002 or the First Mortgage Bonds 9.34% Series due 2019 are outstanding, issue any additional bonds under this Indenture.

   (S) 1.08  The amendments to the Indenture set forth in
(S) 1.01 - (S) 1.07 hereof shall take effect on the date of the consummation of the Merger and the Trustee may conclusively rely on the certificate of an officer of the Company that the Merger has been consummated.

   (S) 1.09 The Trustee accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and condi-tions in the Original Indenture and in this Thirty-First Supple-mental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-First Supplemental Indenture or the due execution hereof by the Company, or for in respect of the recitals contained herein, all of which recitals are made by the Company solely.

   The Original Indenture as heretofore supplemented by thirty supplemental indentures and as supplemented by this Thirty-First Supplemental Indenture is in all respects ratified and confirmed and the Original Indenture, together with the thirty-one inden-tures supplemental thereto, shall be read, taken and construed as one and the same indenture.

   (S) 1.10 This Thirty-First Supplemental Indenture may be executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

   Southern Union Company does hereby constitute and appoint Dennis K. Morgan to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Thirty-First Supplemental Indenture before any person having authority by the laws of the State of Texas to take such acknowledgment, to the intent that the same may be duly recorded, and U.S. Bank Trust, National Association, does hereby constitute and appoint Patrick J. Crowley to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Thirty-First Supplemental Indenture for any person having authority by the laws of the State of New York to take such acknowledgment, to the intent that the same may be duly recorded.

   IN WITNESS WHEREOF, said Southern Union Company and said First Trust of New York, National Association have caused this Supple-mental Indenture to be signed in their respective corporate names, and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, all as of the day and year first above written.

         [Remainder of this Page Intentionally Left Blank]

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    [Signature Page for Thirty-First Supplemental Indenture]





                         SOUTHERN UNION COMPANY




                         By:  RONALD J. ENDRES
                             -----------------------------
                              Name: Ronald J. Endres
                              Title: Executive Vice President and
                                     Chief Financial Officer




(Corporate Seal)


Attest:


DENNIS K. MORGAN
----------------
Dennis K. Morgan, Secretary


                         US BANK TRUST,
                         NATIONAL ASSOCIATION



                         By:  P. J. CROWLEY
                             ----------------------------------
                             Name:  P. J. Crowley
                             Title: Vice President



(Corporate Seal)



Attest:


KENNETH M. RACIOPPO
-------------------
Kenneth M. Racioppo
Assistant Vice President

STATE OF TEXAS
COUNTY OF TRAVIS
ss:

   BE IT REMEMBERED that on the 4th day of November 1999, before the undersigned Notary Public in and for said County and said State, commissioned for and residing in the County of Travis personally came Dennis K. Morgan, who, being duly sworn according to law, doth depose and say that be or she was personally present and did see the common or corporate seal of the above-named SOUTHERN UNION COMPANY affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of said SOUTHERN UNION COMPANY and was so affixed by authority of said corporation as the act and deed thereof, that the above-named Ronald J. Endres is the Executive Vice President and Chief Financial Officer of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is the Senior Vice President - Legal and Secretary of the said corporation and that the name of this deponent, above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent's own proper handwriting.



                                 DENNIS K. MORGAN
                                 ----------------
                                 Dennis K. Morgan

Sworn and subscribed before me
the day and year aforesaid.


                                 JOAN K. SHERBENOU
                                 -----------------
                                 Notary Public



                          NOTARIAL SEAL
                 Joan K. Sherbenou, NOTARY PUBLIC
                   STATE OF TEXAS, TRAVIS COUNTY
                 MY COMMISSION EXPIRES January 27, 2003
                 Member, Texas Association of Notaries

STATE OF TEXAS
COUNTY OF TRAVIS
ss:

   I HEREBY CERTIFY that on this 4th day of November, A.D., 1999, before me, a Notary Public in and for said County and said State, commissioned for and residing in the county of Travis, personally appeared Dennis K. Morgan, the attorney named in the foregoing Supplemental indenture, and he or she, by virtue and in pursuance of the authority therein conferred upon him or her, acknowledged said Supplemental Indenture to be the act and deed of the said SOUTHERN UNION COMPANY.

   Witness my hand and notarial seal the day and year aforesaid.



                                 JOAN K. SHERBENOU
                                 -----------------
                                 Notary Public



                          NOTARIAL SEAL
                 Joan K. Sherbenou, NOTARY PUBLIC
                   STATE OF TEXAS, TRAVIS COUNTY
                 MY COMMISSION EXPIRES January 27, 2003

STATE OF NEW YORK
COUNTY OF KINGS
ss:


   BE IT REMEMBERED that on the 4 day of November, A.D. 1999, before the undersigned Notary Public in and for said County commissioned for and residing in the County of Kings, personally came Kenneth M. Racioppo, who, being duly sworn according to law, doth depose and say that he or she was personally present and did see the common or corporate seal of the abovenamed U.S. BANK TRUST, NATIONAL ASSOCIATION affixed to the foregoing Supplemental Indenture; that the seal so affixed is the corporate seal of said U.S. BANK TRUST, NATIONAL ASSOCIATION and was so affixed by authority of said corporation as the act and deed thereof that the above-named P. J. Crowley is the Vice President of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is the Assistant Vice President of the said corporation and that the name of this deponent, above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent's own proper handwriting.


                         KENNETH M. RACIOPPO
                         -------------------



Sworn and subscribed before me
the day and year aforesaid.


                         PATRICIA V. COWART
                         ------------------
                         Notary Public


                      NOTARIAL SEAL
                   PATRICIA V. COWART
                   ------------------
            NOTARY PUBLIC, STATE OF NEW YORK
                     NO. 01005085376
               QUALIFIED IN KINGS COUNTY
                  COMMISSION EXPIRES
                  September 22, 2001

STATE OF NEW YORK
COUNTY OF KINGS
ss:


   I HEREBY CERTIFY that on this 4 day November, A.D., 1999, before me, a Notary Public in and for said County, commissioned for the County of Kings, personally appeared Kenneth M. Racioppo attorney named in the foregoing Supplemental Indenture, and he or she, by virtue and in pursuance of the authority therein con-ferred upon him or her, acknowledged said Supplemental Indenture to be the act and deed of the said U.S. BANK TRUST, NATIONAL ASSOCIATION.

   Witness my hand and notarial seal the day and year aforesaid.


                         PATRICIA V. COWART
                         ------------------
                         Notary Public


                      NOTARIAL SEAL
                   PATRICIA V. COWART
                   ------------------
            NOTARY PUBLIC, STATE OF NEW YORK
                     NO. 01005085376
               QUALIFIED IN KINGS COUNTY
                  COMMISSION EXPIRES
                  September 22, 2001

                   CERTIFICATE OF RESIDENCE

   U.S. BANK TRUST, NATIONAL ASSOCIATION hereby certifies that its precise name and address as Trustee hereunder are: U.S. BANK
TRUST, NATIONAL ASSOCIATION, 100 WALL STREET, SUITE 1600, NEW
YORK, NEW YORK 10005.



                              By:    P. J. CROWLEY
                                 ---------------------
                              Name:  P. J. Crowley
                              Title: Vice President


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